Exhibit 10.4
2008 Patriot Non-Employee
Director Award
DEFERRED STOCK UNITS AGREEMENT
     THIS AGREEMENT, dated                      ___, 2008 (the “Grant Date”), is made by and between PATRIOT COAL CORPORATION, a Delaware corporation (the “Company”), and the undersigned non-employee director of the Company (the “Grantee”).
     WHEREAS, the Company wishes to afford the Grantee the opportunity to own shares of Common Stock;
     WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Administrator of the Plan has determined that it would be to the advantage, and in the best interest, of the Company and its stockholders to grant Deferred Stock Units to the Grantee as an incentive for increased efforts during his or her term of office with the Company, and has advised the Company to grant Deferred Stock Units to the Grantee;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     The following terms as used in this Agreement shall have the meanings specified below. Capitalized terms that are not defined in this Agreement shall have the meanings specified in the Plan.
     Section 1.1 — “Code” means the Internal Revenue Code of 1986, as amended.
     Section 1.2 — “Common Stock” means common stock, $0.01 par value, of the Company.
     Section 1.3 — Payment Date” means, as used with respect to a Deferred Stock Unit, the earlier of (i) the Specified Distribution Date and (ii) the date that is the thirtieth day following the date of Grantee’s Termination of Employment.
     Section 1.4 — “Plan” means the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan, as it may be amended from time to time.
     Section 1.5 — “Specified Distribution Date” means, as used with respect to a Deferred Stock Unit granted hereunder, the date that is the third anniversary of the Grant Date; provided that, as used with respect to a Deferred Stock Unit granted hereunder which the Participant has elected to defer in accordance with Section 5.7(d) of the Plan, the date specified as the “Specified Distribution Date” on the Deferral Election Form relating to such Deferred Stock Unit.

ARTICLE 2
GRANT OF DEFERRED STOCK UNITS
     Section 2.1 — Grant of Deferred Stock Units. For good and valuable consideration, the Company hereby grants to the Grantee a number of Deferred Stock Units set forth on the signature page hereof. Each Deferred Stock Unit granted hereunder constitutes a hypothetical share of Common Stock of the Company with a value on any given date equal to the Fair Market Value of a share of Common Stock on such date. Each Deferred Stock Unit granted hereunder represents an unfunded and unsecured promise of the Company to issue, in accordance with Article 4 below, a share of Common Stock for each vested Deferred Stock Unit.
     Section 2.2 — Transfer Restrictions. Prior to the issuance of Common Stock in accordance with Article 4, a Deferred Stock Unit or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated or otherwise disposed of, and any such attempt to do so shall be null and void.
     Section 2.3 — No Obligation of Service. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company or interfere with or restrict in any way the rights of the Company to terminate the service of the Grantee.
ARTICLE 3
VESTING OF DEFERRED STOCK UNITS
     Section 3.1 — Deferred Stock Unit Vesting. Subject to Sections 3.2 and 3.3, the Deferred Stock Units shall become vested as follows, provided that the Grantee remains in the service of the Company during the entire period commencing on the Grant Date and ending on the date the Deferred Stock Units become vested:

Date Deferred	Percentage of Deferred
Stock Units become vested	Stock Units that are vested
First anniversary of Grant Date	100%
     Section 3.2 — Acceleration Events. Notwithstanding the provisions of Section 3.1, the Deferred Stock Units shall become fully vested upon the earlier to occur of (i) the Grantee’s Termination of Employment due to death or Disability or (ii) a Change of Control.
     Section 3.3 — Effect of Termination of Employment. Except as otherwise provided in Section 3.2, no unvested Deferred Stock Unit shall become vested following the Grantee’s Termination of Employment, and unvested Deferred Stock Units shall be immediately and automatically forfeited upon the Grantee’s Termination of Employment.
ARTICLE 4
ISSUANCE OF STOCK
     Section 4.1 — Payment Following Vesting of Deferred Stock Units. Subject to the terms of this Agreement, the Company shall issue to the Grantee (or, in the event of the Grantee’s death, to his or her beneficiary or estate) a number of shares of Common Stock equal to the number of vested Deferred Stock Units granted hereunder. Subject to Section 4.2, such shares of Common Stock shall be issued to the Grantee on the Payment Date.
     Section 4.2 — Conditions to Issuance of Stock Certificates. Shares of Common Stock that may be issued in accordance with Section 4.1 may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. In accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), if the Administrator reasonably anticipates that issuing Common Stock on the Payment Date will violate federal securities laws or other applicable laws, the Company may delay issuing such Common Stock, provided that the Company issues such Common Stock on the earliest date at which the Administrator reasonably anticipates that such issuance will not violate federal securities laws or other applicable laws.
     Section 4.3 — Rights as Stockholder. The Grantee shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock corresponding to Deferred Stock Units granted hereunder unless and until the date (the “Issuance Date”) on which certificates representing such shares have been issued by the Company to or in the name of such Grantee. The Grantee shall not be entitled to receive any dividends paid with respect to the shares of Common Stock with respect to record dates occurring prior to the Issuance Date, and the Grantee shall not be entitled to vote the shares of Common Stock with respect to record dates for such voting rights occurring prior to the Issuance Date.
ARTICLE 5
MISCELLANEOUS
     Section 5.1 — Tax Consequences. Unless otherwise specifically provided in another agreement between the Company and the Grantee, the Company shall not be liable or responsible for any tax of the Grantee relating to the Deferred Stock Units, and the Grantee agrees to be responsible for, any and all such taxes with respect to the Deferred Stock Units.
     Section 5.2 — Administration. The Administrator has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made good faith with respect to the Plan or the Deferred Stock Units.
     Section 5.3 — Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice that is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited

(with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     Section 5.4 — Titles. Titles and headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 5.5 — Pronouns. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     Section 5.6 — Applicability of Plan. The shares of Common Stock issued to the Grantee hereunder shall be subject to all of the terms and provisions of the Plan, to the extent applicable to such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
     Section 5.7 — Amendment. This Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Agreement.
     Section 5.8 — Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association.
     Section 5.9 — Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, effective on the Grant Date.

GRANTEE	PATRIOT COAL CORPORATION

By
[Grantee]

Its

Address

Grantee’s Taxpayer Identification Number:	Aggregate number of Deferred Stock Units granted hereunder:

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